Exhibit 23.1

                          BRAVERMAN INTERNATIONAL, P.C.
                               1255 McDonald Drive
                               Prescott, AZ 86303
                                  928-771-1122



U.S. Securities and Exchange Commission:

The firm of Braverman International, P.C., Certified Public Accountants, hereby consents to the inclusion of our audit report dated November 20, 2004, except for Note 10, as to which the date is May 4, 2005, on the Financial Statements of O2 Secure Wireless, Inc. as of September 30, 2004 in the accompanying Form SB-2.

/s/ Braverman International, P.C
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Braverman International, P.C.
Prescott, AZ
May 12, 2005